Exhibit 21.1

Subsidiary Companies

Name	Jurisdiction Under Which Organized	Percentage Owned
Asta Funding, Inc.	Delaware
Asta Funding Acquisition I, LLC	Delaware	100%
Asta Funding Acquisition II, LLC	Delaware	100%
Asta Commercial, LLC	Delaware	100%
Asta Funding.com, LLC	Delaware	100%
Palisades Acquisition I, LLC	Delaware	100%
Palisades Acquisition II, LLC	Delaware	100%
Palisades Acquisition IV, LLC	Delaware	100%
CBC Settlement Funding, LLC	Delaware	80%
Computer Finance, LLC	Delaware	100%
Palisades Collection, LLC	Delaware	100%
Palisades Acquisition VIII, LLC	Delaware	100%
Option Card, LLC	Colorado	100%
Palisades Acquisition IX, LLC	Delaware	100%
VATIV Recovery Solutions LLC	Texas	100%
Palisades Acquisition X, LLC	Delaware	100%
Cliffs Portfolio Acquisition I, LLC	Delaware	100%
Sylvan Acquisition I. LLC	Delaware	100%
Palisades Acquisition XI LLC	Delaware	100%
Palisades Acquisition XII LLC	Delaware	100%
Palisades Acquisition XIII LLC	Delaware	100%
Palisades Acquisition XIV LLC	Delaware	100%
Palisades Acquisition XV LLC	Delaware	100%
Palisades Acquisition XVI LLC	Delaware	100%
Palisades Acquisition XVII LLC	Delaware	100%
Palisades Acquisition XVIII LLC	Delaware	100%
LBLINY, LLC	Delaware	100%
Prestiga Funding, LLC	Delaware	100%
ASFI Litigation Holdings LLC	Delaware	100%
ASFI Pegasus Holdings, LLC	Delaware	100%
Pegasus Funding, LLC	Delaware	80%
GAR Disability Advocates, LLC	Delaware	100%
EMIRIC LLC	Delaware	100%
Snappy Rent, LLC	Delaware	100%
Palisades Acquisition XIX, LLC	Delaware	100%
Palisades Acquisition XXII, LLC	Delaware	100%